Exhibit 10.6

Schedule of individual officers party to Senior executive Non-competition and Non-disclosure Agreement dated as of April 29, 2003 (incorporated by reference to the Company’s Report on Form 10 – K for the year ended April 30, 2003)

William J. Pesce
Ellis E. Cousens
Stephen A. Kippur
Eric A. Swanson
Bonnie E. Lieberman
Stephen M. Smith